Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Progress Software Corporation and management’s report on the effectiveness of internal control over financial reporting dated February 11, 2005, appearing in the Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 22, 2005